SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, DC  20549

                          FORM 8-K

                      CURRENT REPORT
            Pursuant to Section 13 or 15(d) of
            The Securities Exchange Act of 1934

           Date of Report:  January 10, 1997
            (Date of earliest event reported)

                 LIDAK PHARMACEUTICALS
  (Exact name of registrant as specified in its charter)

                        CALIFORNIA
       (State or other jurisdiction of incorporation)

         0-18734                     33-0314804
(Commission File Number)           (IRS Employer
                                 Identification No.)

11077 North Torrey Pines Road, La Jolla, California 92037
    (Address of principal executive offices)     (Zip code)

                     (619) 558-0364
      (Registrants telephone number, including area code)

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Item 5.  OTHER EVENTS

     A total of $13.5 million of Convertible Notes ("Notes") were originally issued by the Company as part of a private placement to institutional investors in November 1995, December 1995 and January 1996. The $13.5 million original principal amount of the Notes was convertible into an aggregate maximum of 5,513,018 shares of the Company's Class A Common Stock at the option of the holders, with each individual note limited to a pro-rata amount of such number of shares. Through December 1996, the Company had issued 5,511,680 shares of Class A Common Stock pursuant to the Notes.

     On January 10, 1997, the Company issued 1,338 shares of its Class A Common Stock in connection with the conversions of $2,322 in principal amounts of Convertible Notes ("Notes") resulting in an aggregate issuance of 5,513,018 shares of stock to date pursuant to the Notes. As a result of this transaction, the noteholder reached their pro-rata portion of the maximum share limitation as described above. On January 10, 1996, the Company repaid $1,635,810 representing $1,297,678 of original principal, and $338,132 of premium and accrued interest to such noteholder pursuant to the terms of the Notes thus retiring the entire balance of the principal and interest on the Notes. The Company has no further obligation under the Notes.



                             SIGNATURES


          Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                             LIDAK PHARMACEUTICALS

Date:  January 15, 1997        By:/s/David H. Katz
                               ------------------------------
                                President  and  Chief  Executive
Officer